UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 Brookline Avenue, Suite 201 Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 892-9090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2008, g8wave Holdings, Inc. (the “Company”), entered into an amendment to its employment agreements with each of its Chief Executive Officer, Habib Khoury, and its Chief Strategy Officer, Brad Mindich. The amendments permit the Company, at its sole election and for no more than eight (8) pay periods annually, to make payments of each executive’s base salary in the form of shares of the Company’s common stock issued under the Company’s 2007 Equity Incentive Plan (a “Stock Election”), in lieu of cash. Under the amendments, the Company’s right to make a Stock Election will terminate immediately prior to the Company’s consummation of an acquisition of all or substantially all of the business of another entity or the acquisition by another entity of all or substantially all of the Company’s business, in each case, whether by merger, asset sale, stock sale, or other form of transaction.

In the event of a Stock Election made by the Company, each executive will be entitled to receive a number of shares of the Company’s common stock equal to (i) the portion of the base salary to which such executive is entitled during the pay period for which a Stock Election has been made (less all payroll deductions and all required withholdings payable in a regular periodic payment), divided by (ii) the closing price of the Company’s common stock as quoted on the Over The Counter Bulletin Board on the last business day of the pay period for which a Stock Election has been made.

There have been no other changes to the terms of either Mr. Khoury’s or Mr. Mindich’s employment agreement, as described in the Company’s Form 8-K, dated as of August 13, 2007, under the heading “Executive Officers and Directors - Executive Compensation - Employment Agreements.”

The foregoing description of the amendments is qualified in its entirety by reference to the text of the amendments to each of Mr. Khoury’s and Mr. Mindich’s employment agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated January 25, 2008, by and between g8wave Holdings, Inc. and Habib Khoury.

10.2.	Amendment to Employment Agreement, dated January 25, 2008, by and between g8wave Holdings, Inc. and Brad Mindich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2008

g8wave Holdings, Inc.

	By:	/s/ William E. Duke, Jr.
William E. Duke, Jr. Chief Financial Officer